                                                                                                              Registration No. 811-8087

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                     ----------------------------

                                                               FORM N-1A

                                    REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                                            Amendment No. 6

                                                   (Check appropriate box or boxes)
                                                     ----------------------------

                                                     AMERICAN SKANDIA MASTER TRUST
                                          (Exact Name of Registrant as Specified in Charter)

                                                             Ugland House
                                                             P.O. Box 309
                                                          South Church Street
                                                       George Town, Grand Cayman
                                                          Cayman Islands, BWI
                                                  (Address of Offshore Administrator)

                            Telephone Number of Offshore Administrator, including Area Code: (345) 949-6415

                                                       Edward P. Macdonald, Esq.
                                                           1 Corporate Drive
                                                    Shelton, Connecticut 06484-0883
                                                (Name and Address of Agent for Service)

                                                     ----------------------------

                                                             With copy to:

                                              Robert K. Fulton, Esq.
                                       Stradley Ronon Stevens & Young, LLP
                                             2600 One Commerce Square
                                              Philadelphia, PA 19103
                                                  (215) 564-2600

                                                     EXPLANATORY NOTE

              This Registration  Statement has been filed by the Registrant  pursuant to Section 8(b) of the Investment  Company Act of
1940, as amended (the "1940 Act").  However,  beneficial  interests in the Registrant are not being registered under the Securities Act of 1933,  as amended (the "1933  Act"),  since such  interests  may be issued  solely in private  placement  transactions  which do not involve any "public  offering" within the meaning of Section 4(2) of the 1933 Act. This  Registration  Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                               AMERICAN SKANDIA MASTER TRUST

                                                          PART A

                                                       March 1, 2003

RESPONSES  TO ITEMS 1  THROUGH 3 AND ITEMS 5 AND 9 HAVE BEEN  OMITTED  PURSUANT  TO  PARAGRAPH  2(b) OF  INSTRUCTION  B OF THE  GENERAL
INSTRUCTIONS TO FORM N-1A.

American  Skandia Master Trust (the "Master Trust") had been part of a master-feeder  structure (as described below) until the close of business on September 27, 2002. The feeder fund was American  Skandia Advisor Funds,  Inc. (the "Feeder") (1940 Act file No.  811-8085)
and certain of The Feeder's series (the "Feeder Funds") invested in the Portfolios (as defined below).

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL
               INVESTMENT STRATEGIES AND RELATED RISKS.

        The Master Trust is an open-end,  management investment company,  organized on March 6, 1997 as a business trust under the laws of the State of Delaware.  The Master Trust is a "series  fund," which is a mutual fund divided into  separate  portfolios.  Currently, the Master Trust does not offer any portfolios (each a "Portfolio," and together the  "Portfolios").  From time to time,  series may be established and sold pursuant to other offering documents.

        Beneficial  interests  in the Master  Trust may be issued  solely in private  placement  transactions  which do not involve any
"public  offering"  within  the  meaning  of  Regulation  D under the  Securities  Act of 1933,  as  amended  (the  "1933  Act").  This registration  statement  does not  constitute  an offer to sell,  or the  solicitation  of an offer to buy, any  "security"  within the meaning of the 1933 Act.

         Until September 27, 2002, the Portfolios pursued their investment objectives through a master-feeder structure, by offering their shares to their respective Feeder Funds and to Skandia Advisor Funds, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("SAF").  SAF withdrew its net assets in-kind from the Portfolios effective as of the close of business on June 30, 2002.  On September 11, 2002, the Board of Directors of the Feeder determined that it would be in the best interest of the Feeder Funds to withdraw their net assets in-kind from their respective Portfolios, effective as of the close of business on September 27, 2002, and begin operating as separate stand-alone funds.

         The Trustees of the Master Trust has reserved its right to cease to offer any existing Portfolio in the future.  On
September 11, 2002 the Board of Trustees of the Master Trust determined that it would cease to offer existing Portfolios as of the close of business on September 27, 2002.  Consequently, the Portfolios are no longer offered and NO OFFERS SHALL BE MADE USING THIS
PROSPECTUS.

        If the Trustees of the Master Trust approve  adding new Portfolios in the future,  the Master Trust will file a  post-effective amendment at least  sixty-days  prior to recommencing  any offering of its shares (or such other period required by applicable  Federal securities laws).

                                                 INVESTMENT PROGRAMS OF THE PORTFOLIOS

         Not applicable, since no Portfolios exist.

         If  approved  by the  Trustees  of the Master  Trust,  the  Master  Trust may add more  Portfolios  and may cease to offer any existing Portfolio in the future.

                                                          PORTFOLIO TURNOVER

         Not applicable, since no Portfolios exist.

         A high rate of portfolio turnover involves  correspondingly  higher brokerage commission expenses and other transaction costs, which are borne by a Portfolio  and will reduce its  performance.  High  portfolio  turnover  rates may also  generate  larger  taxable income and taxable capital gains which may increase investor tax liability.

                                              CERTAIN RISK FACTORS AND INVESTMENT METHODS

         Not applicable, since no Portfolios exist.

ITEM 6.  MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE OF THE MASTER TRUST

         (a)      MANAGEMENT.  Not applicable, since there are no Portfolios.  There are no investment management fees.

               LEGAL PROCEEDINGS.  Not applicable.

         (b)      Capital  Stock.  The Master Trust is  organized  as a trust under the laws of the State of  Delaware.  Investors in a series of the Master  Trust  will each be liable  for all  obligations  of such  series.  However,  the risk of an  investor  incurring financial loss on account of such  liability is limited to  circumstances  in which both  inadequate  insurance  existed and the Master
Trust itself was unable to meet its obligations.

               All  consideration  received  by the  Master  Trust for  interests  of one of the  series  and all  assets in which such consideration  is  invested  will belong to that  series  (subject  only to the rights of  creditors  of the Master  Trust) and will be subject to the liabilities  related thereto.  The income  attributable to, and the expenses of, one series are treated  separately from those of any other series.  The Master Trust has the ability to create, from time to time, new series without interestholder approval.

               Mutual fund shares are not deposits or  obligations  of, or guaranteed  or endorsed by, any bank,  and are not federally insured by the Federal Deposit  Insurance  Corporation,  the Federal  Reserve Board, or any other agency.  The net asset value of funds of this type will fluctuate.

               Investments  in the  Master  Trust may not be  transferred,  but an  investor  may  withdraw  all or any  portion of its investment at any time at net asset value.

               Under the Master Trust's  anticipated  method of operation as a partnership for federal income tax purposes,  the Master
Trust will not be subject to any income tax.  However,  each  investor in the Master Trust will be taxable on its share (as  determined in  accordance  with the  governing  instruments  of the Master  Trust) of the Master  Trust's  ordinary  income  and  capital  gain in determining  its income tax  liability.  The  determination  of such share  will be made in  accordance  with the Code and  regulations promulgated thereunder.

ITEM 7.  SHAREHOLDER INFORMATION.

               (a) Pricing of Portfolio  Interests.  If interests are offered,  interests in each Portfolio of the Master Trust will be sold on a continuous  basis at the net asset value per interest  ("NAV") of that  Portfolio  next  determined  after an order in proper form is received by the PFPC  International  (Cayman)  Ltd. Net asset value per interest is  determined as of the close of the New York
Stock  Exchange  (currently  4:00  p.m.,  New York  time),  on each day on which the NYSE is open for  business.  Net  asset  value per interest  of a  Portfolio  is  computed  by  dividing  the value of the  Portfolio's  net assets  (i.e.,  the value of its assets  less liabilities)  by the total  number of its  interests  outstanding.  In general,  the assets of each  Portfolio  (except a money  market
Portfolio) are valued on the basis of market quotations.  However,  in certain  circumstances,  where market quotations are not readily available or where market quotations for a particular  security or asset are believed to be incorrect,  securities and other assets are valued by methods that are believed to accurately  reflect their fair value.  The assets of a money market  Portfolio are valued by the amortized  cost method,  which is intended to  approximate  market value.  Because NAV is calculated  and purchases may be made only on business days and because  securities  traded on foreign exchanges may trade on other days, the value of a Portfolio may change on days when an investor will not be able to purchase or redeem interests.

               (b) Purchase.  This  registration  statement  does not constitute an offer to sell, or the  solicitation  of an offer to buy, any "security" within the meaning of the 1933 Act.

               (c)  Redemption  of Master  Trust  Interests.  An investor in the Master  Trust may  withdraw  all or any portion of its investment  on any business day at the net asset value next  determined  after a withdrawal  request in proper form is furnished by the investor to the  Transfer  Agent.  When a request is received in proper form,  the Master  Trust will redeem the  interests at the next determined net asset value.

               The Master Trust will make payment for all interests  redeemed within five days after receipt by the Transfer Agent of a redemption  request in proper  form,  except as provided by the rules of the  Commission.  Investments  in the Master  Trust may not be
transferred.

               The right of any  investor to receive  payment  with  respect to any  withdrawal  may be suspended or the payment of the withdrawal  proceeds  postponed  during any period in which the New York Stock  Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

               (d)  Dividends  and  Distributions.  The Master  Trust  anticipates  that it will operate as a  partnership  for federal income tax  purposes.  Each  investor in the Master  Trust will  receive its share (as  determined  in  accordance  with the  governing instruments  of the Master Trust) of the Master Trust's  ordinary  income and capital gains.  The  determination  of each share will be made in accordance with the Internal Revenue Code of 1986 and regulations promulgated thereunder.

               (e) Tax  Consequences.  The Master  Trust  anticipates  that it will  operate as a  partnership  for federal  income tax purposes and that the Master Trust will not be subject to any income tax.  However,  each  investor in the Master Trust will be taxable on its share (as determined in accordance  with the governing  instruments of the Master Trust) of the Master Trust's  ordinary  income and capital  gain (which may be taxable at  different  rates  depending  upon the length of time the Master  Trust holds its assets) in determining its income tax liability.  The  determination  of each share will be made in accordance  with the Internal  Revenue Code of
1986 and regulations promulgated thereunder.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

               (a)    Sales Loads.  Not Applicable.

               (b)    12b-1 Fees.  The Master Trust has adopted a Distribution  Plan under Rule 12b-1 (the  "Distribution  Plan").  The
Distribution  Plan permit the  Distributor to receive  brokerage  commissions in connection with purchases and sales of securities held by the Portfolios,  and to use these  commissions to promote the sale of shares.  Under the  Distribution  Plan,  transactions  for the purchase and sale of securities for a Portfolio may be directed to certain brokers for execution  ("clearing  brokers") who have agreed to pay part of the brokerage  commissions  received on these  transactions  to the Distributor  for  "introducing"  transactions to the clearing  broker.  In turn,  the  Distributor  will use the  brokerage  commissions  received as an  introducing  broker to pay various distribution-related  expenses,  such as advertising,  printing of sales materials,  and payments to selling dealers. No Portfolio will pay any new fees or charges  resulting  from the  Distribution  Plan,  nor is it  expected  that the  brokerage  commissions  paid by a
Portfolio will increase as the result of implementation of the Distribution Plan.

               (c)    Master  Feeder  Funds.  The Master  Trust was part of a  master/feeder  structure  until the close of business of
September 27, 2002.  Members of the general public could not and may not purchase a direct interest in a Portfolio.

               Each of the Feeder Fund  completely  redeemed  all of its assets  from its  corresponding  Portfolio  as of the close of business on September 27, 2002 after their Directors determined that it was in the best interest of the Fund to do so.

               Each  Portfolio  normally  will not hold  meetings of investors  except as required by the 1940 Act.  Each investor in a
Portfolio  will be  entitled to vote in  proportion  to its  interest in the  Portfolio.  When a Feeder  Fund is  requested  to vote on matters  pertaining to a Portfolio,  the Fund will hold a meeting of its  shareholders  and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders.

                                                                  B-4
                                                                PART B

                                                             March 1, 2003

                                                     AMERICAN SKANDIA MASTER TRUST

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

               This Part B,  which is not a  prospectus,  supplements  and should be read in  conjunction  with the  current  Part A of
American  Skandia Master Trust (the "Master  Trust"),  dated March 1, 2003, as it may be revised from time to time. To obtain a copy of
Part A of the Master Trust,  please write to the Master Trust at Ugland House,  P.O. Box 309, South Church Street,  George Town,  Grand
Cayman, Cayman Islands, BWI, or call (345) 949-6415.

                                                                                                                     Page
                                                                                                                     ----

ITEM 11.  HISTORY OF THE MASTER TRUST.

               Information on the history of the Master Trust is incorporated herein by reference from Item 4 in Part A.

ITEM 12.  DESCRIPTION OF THE MASTER TRUST AND ITS INVESTMENTS AND RISKS.

               Not applicable.  This should be read in conjunction with Item 4 in Part A.

ITEM 13.  MANAGEMENT OF THE MASTER TRUST.

               The Trustees of the Master Trust have oversight responsibilities for the operations of each Portfolio.

         The following table sets forth information concerning the officers and Trustees of the Master Trust, including their addresses and principal business occupations for the last five years:

Independent Trustees:

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
                                                                                                                Number of
                                                                                                           Portfolios in Fund
                                           Length of Time                                                   Complex Overseen
Name, Age and Address                         Served(1)                                                       by Director*
                              Position                      Principal Occupation During Past 5 Years
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------

David E. A. Carson            Trustee       Trustee since   Director (January 2000 to May 2000)                    72
(68)                                         April, 1992    Chairman (January 1999 to December 1999)
People's Bank                                               Chairman and Chief Executive Officer
1 Financial Plaza,                                          (January 1998 to December 1998)
Second Floor                                                President, Chairman and Chief Executive
Hartford, Connecticut                                       Officer (1983 to December 1997)
06103                                                       People's Bank

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Carson has served as a Director of United Illuminating and UIL Holdings, a utility company, since May 1993.  He has also served as a Trustee of Mass Mutual Institutional Funds and Mass Mutual Series Funds, a mutual fund company, since 1996.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
Julian A. Lerner              Trustee       Trustee since   Retired since 1995                                     72
(78)                                       November, 1996   Senior Vice President and Portfolio Manager
12850 Spurling Road                                         (1986 to 1995)
Suite 208                                                   AIM Charter Fund and AIM Summit Fund
Dallas, Texas 75230

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Lerner served a Director of the Idex Funds, a mutual fund company, from March 1996 until
December 1999.  He served as a Director of Atlas Assets Inc., a mutual fund company, from November 1997 until March 1999.  He also served as a Trustee of Atlas Insurance Company Trust, a mutual fund company, from November 1997 until March 1999.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
Thomas M. O'Brien             Trustee       Trustee since   President and Chief Executive Officer                  72
(52)                                         April, 1992    May 2000 to present
Atlantic Bank of New York                                   Atlantic Bank of New York
960 Avenue of the
Americas                                                    Vice Chairman
New York, NY 10001                                          January 1997 to April 2000
                                                            North Fork Bank

                                                            President and Chief Executive Officer:
                                                            December 1984 to December 1996
                                                            North Side Savings Bank

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. O'Brien served as a Director of North Fork Bank, a bank, from December 1996 until May 2000.
He has also served as a Director of Atlantic Bank of New York, a bank, since May 2000.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
John A. Pileski               Trustee       Trustee since   Retired since June 2000                                72
(63)                                       February, 2001
43 Quaquanantuck Lane                                       Tax Partner
Quogue, NY 11959                                            (July 1974 to June 2000)
                                                            KPMG, LLP

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Pileski has served as a Director of New York Community Bank since April, 2001.  He has also served as a Director of Queens Museum of Art since January 1997 and as a Director of Surf Club of Quogue, Inc. since May 1980.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
F. Don Schwartz               Trustee       Trustee since   Management Consultant                                  72
(67)                                         April, 1992    (April 1985 to present)
6 Sugan Close Drive
New Hope, PA 18938

-------------------------- --------------- ---------------- ---------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  None
-------------------------------------------------------------------------------------------------------------------------------

Interested Trustees and Master Trust Officers:

-------------------------- --------------- --------------- -------------------------- ----------------------------------------

                                                           Number of Portfolios in
                                             Length of     Fund Complex Overseen by
                                           Time Served(1)  Director*
Name, Age and Address         Position                                                       Other Directorships Held
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
John Birch                 Vice President  Vice                       N/A                              None
(52)                                       President
                                           since April
                                           1998
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Birch has served as Senior Vice President and Chief Operating Officer of
American Skandia Investment Services, Incorporated ("ASISI") since December 1997.  He served as Executive Vice President and
Chief Operating Officer of International Fund Administration from August 1996 until October 1997.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
Richard G. Davy, Jr.       Treasurer       Treasurer
(54)                                       since March                N/A                              None
                                           1995
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:   Mr. Davy has served as Vice President of ASISI since June 1997.  Prior to that, he served as Controller of ASISI from September 1994 until June 1997.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
Wade A. Dokken**           President and   President                                       Director of American Skandia,
(42)                       Trustee         since June,                N/A                      Incorporated ("ASI")
                                           2001
                                           Trustee since
                                           March, 2002
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Dokken has served as President and Chief Executive Officer of ASI since May
2000.  He served as Executive Vice President and Chief Operating Officer of ASI from December 1999 until May 2000.  Prior to that, he served as Deputy Chief Executive Officer of ASI from December 1997 to December 1999.  Prior to that, he served as
Executive Vice President and Chief Marketing Officer of ASI from March 1995 until December 1997.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
J. David Greenwald         Assistant       Assistant
(45)                       Treasurer       Treasurer
                                           since April                N/A                              None
                                           2001
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Greenwald has served as Director of Mutual Fund Operations of ASISI since
July 2002.  Prior to that, he was Mutual Funds Operations Officer from January 1998 until June 2002.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
Edward P. Macdonald        Secretary &     Secretary
(35)                       Anti-Money      since                      N/A                              None
                           Laundering      November
                           Officer         2000;
                                           Anti-Money
                                           Laundering
                                           Officer since
                                           September 2002
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Macdonald has served as Chief Counsel, Investment Management since July
2002.  From September 2000 until July 2002 he served as Senior Counsel, Securities of ASI.  From December 1999 until August
2000 he served as Counsel of ASI.  From April 1999 until December 1999 he served as Senior Associate Counsel of ASI.  Prior to that, he was Branch Chief, Senior Counsel and Attorney at the U.S. Securities and Exchange Commission from October 1994 to April 1999.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
Susann A. Palumbo          Assistant       Assistant
(30)                       Secretary       Secretary
                                           since April                N/A                              None
                                           1997
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Ms. Palumbo has served as a Paralegal of ASI since September 1996.
------------------------------------------------------------------------------------------------------------------------------
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
Scott H. Rhodes            Assistant       Assistant
(44)                       Treasurer       Treasurer
                                           since April                N/A                              None
                                           2001
-------------------------- --------------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Rhodes has served as Mutual Fund Controller of ASISI since January 1998.
------------------------------------------------------------------------------------------------------------------------------

* The Trustees are  responsible for overseeing the Master Trust,  as well as the 31 Funds in the American  Skandia Advisor Funds,  Inc.
and the 41 Portfolios included in American Skandia Trust, all of which are investment companies managed by the Investment Manager.
** Indicates a Trustee of the Master Trust who is an  "interested  person"  within the meaning set forth in the 1940 Act. Mr. Dokken is deemed "interested" by virtue of his serving as an officer and Director of American Skandia Investment Services, Inc. ("ASISI").

(1) All of the officers and Trustees of the Master Trust listed above serve in similar  capacities for American  Skandia Advisor Funds,
Inc., and/or American Skandia Trust which are also investment companies managed by ASISI.

(2) Unless  otherwise  indicated,  each officer and Trustee  listed above has held his/her  principal  occupation for at least the last five years. In addition to the principal  occupations noted above, the following  officers and Interested  Trustees of the Master Trust hold various  positions with ASISI, the Master Trust's  Investment  Manager,  and its affiliates,  including  American Skandia Advisory
Services,  Inc.  ("ASASI"),  American  Skandia Life Assurance  Corporation  ("ASLAC"),  American Skandia Fund Services,  Inc.  ("ASFS")
American Skandia  Marketing,  Incorporated  ("ASM"),  American Skandia  Information  Services and Technology  Corporation  ("ASIST") or
American Skandia,  Incorporated  ("ASI"):  Mr. Birch also serves as Senior Vice President and Chief Operating Officer of ASISI and as a
Senior Vice President of ASI. Mr. Dokken also serves as Chief  Executive  Officer of ASISI,  President and Chief  Executive  Officer of
ASASI, ASLAC, ASFS, ASI and ASIST and as a Director of ASI.

         The overall  management  of the business  and affairs of the Master  Trust is vested with the Board of Trustees.  The Board of
Trustees  approves all  significant  agreements  between the Master Trust and persons or  companies  furnishing  services to the Master
Trust,  including the Master Trust's  agreements with ASISI,  Administrator,  Custodian and Transfer and Shareholder  Servicing  Agent.
The  day-to-day  operations  of the Master  Trust are  delegated  to the  Master  Trust's  officers  subject  always to any  investment objectives  and policies of the Master  Trust and to the general  supervision  of the Board of Trustees.  Each Trustee will serve until that person's successor is elected and qualified.

         Nominating and Governance  Committee.  The Nominating and Governance  Committee shall make nominations for Independent Trustee membership on the Board of Trustees.  The members of the  Nominating  and Governance  Committee  include David E. A. Carson,  Julian A.
Lerner  (Chairman),  Thomas M.  O'Brien,  John A. Pileski and F. Don  Schwartz.  The  Committee  currently  does not consider  nominees recommended by security holders.

         Audit  Committee.  The Audit  Committee  shall  recommend  to the full  Board  the  engagement  or  discharge  of the  Trust's independent  accountants;  directing  investigations into matters within the scope of the independent  accountants'  duties,  reviewing with the independent  accountants the audit plan and results of the audit,  approving professional services provided by the independent accountants  prior to the performance of such services,  reviewing the independence of the independent  accountants and considering the range of audit and  non-audit  fees.  The members of the Audit  Committee  include  Thomas M. O'Brien  (Chairman),  David E. A. Carson,
Julian A. Lerner, John A. Pileski and F. Don Schwartz.

The dollar range of equity securities beneficially owned by the Trustees of the Master Trust as of the year ended December 31, 2002 are listed below:

Independent Trustees:

----------------------- -------------------------------------------------------------------------- ---------------------------
                                                                                                   Aggregate Dollar Range of
                                                                                                    Equity Securities in All
                                                                                                     Funds Overseen by the
                                                                                                   Directors in the American
                                                                                                        Skandia Complex
                                                 Dollar Range of Equity
Name of Director                                 Securities in each Fund
----------------------- -------------------------------------------------------------------------- ---------------------------
  David E. A. Carson                                       $0                                           $10,001 - $50,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   Julian A. Lerner                                        $0                                             over $100,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
  Thomas M. O'Brien                                        $0                                            over $100,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   John A. Pileski                                         $0                                            $10,001 - $50,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   F. Don Schwartz                                         $0                                             over $100,000

----------------------- -------------------------------------------------------------------------- ---------------------------

Interested Director:

----------------------- -------------------------------------------------------------------------- ---------------------------
                                                                                                   Aggregate Dollar Range of
                                                                                                    Equity Securities in All
                                                                                                     Funds Overseen by the
                                                                                                   Directors in the American
                                                                                                        Skandia Complex
                                                 Dollar Range of Equity
Name of Director                                 Securities in each Fund
----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
    Wade A. Dokken                                         $0                                               $1 - #10,000

----------------------- -------------------------------------------------------------------------- ---------------------------

         The Trustees  and  officers of the Master  Trust who are  affiliates  of the  Investment  Manager do not receive  compensation directly  from the Master  Trust for serving in such  capacities.  However,  those  officers  and  Trustees of the Master Trust who are affiliated  with the Investment  Manager may receive  remuneration  indirectly,  as the  Investment  Manager will receive fees from the
Master Trust for the services it provides.  Each of the other  Trustees  receives  annual and per meeting fees paid by the Master Trust plus  expenses  for each  meeting  of the Board and of  shareholders  which he  attends.  Compensation  received  during the year ended
October 31, 2002 by the Trustees who are not affiliates of the Investment Manager was as follows:

                                                                                      Total Compensation from Registrant and
Name of Director                            ---------------------------------------                Fund Complex
                                                  Aggregate Compensation from                  Paid to Director (1)
                                                        Registrant (3)
-------------------------------------------                                          -----------------------------------------
David E. A. Carson                                          $23,375                                  $138,525
Julian A. Lerner                                            $22,025                                  $136,125
Wade A. Dokken                                                $0                                        $0
Thomas M. O'Brien                                         $25,125 (2)                              $136,725 (2)
John A Pileski                                              $23,375                                  $137,325
F. Don Schwartz                                           $20,425(4)                               $136,825 (4)
(1)      As of the date of this Part B, the "Fund  Complex"  consisted  of the Master  Trust,  the Feeder and  American  Skandia  Trust
     ("AST").
(2)      Mr. O'Brien  deferred  payment of this  compensation.  The total value of all deferred  compensation,  as of October 31, 2002, was $357,484 from the Registrant and Fund Complex.
(3)      As of September 28, 2002, the Trustees ceased receiving compensation  from the Registrant.
(4)      Mr.  Schwartz  deferred  payment  of a portion of this  compensation.  The total  value of all  deferred  compensation,  as of
     October 31, 2002, was $36,073 from the Registrant and Fund Complex.

         The Master Trust does not offer pension or retirement benefits to its Trustees.

        The  Declaration  of Trust  provides that the Trustees,  officers and employees of the Master Trust may be  indemnified  by the
Master Trust to the fullest  extent  permitted by Delaware law and the federal  securities  laws. The Master  Trust's  By-laws  provide that the Master Trust shall  indemnify  each of its  Trustees,  officers and  employees  against  liabilities  and expenses  reasonably incurred by them, in connection  with, or resulting  from,  any claim,  action,  suit or  proceeding,  threatened  against or otherwise involving such Trustee, officer or employee,  directly or indirectly,  by reason of being or having been a Trustee, officer or employee of the Master  Trust.  Neither the  Declaration  of Trust nor the By-laws of the Master Trust  authorize  the Master Trust to indemnify any Trustee or officer  against any  liability to which he or she would  otherwise be subject by reason of or for willful  misfeasance, bad faith, gross negligence or reckless disregard of such person's duties.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

               No Trustee or officer of the Master Trust owned any of the Master Trust's interests outstanding on March 1, 2003.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

               Not applicable.  This should be read in conjunction with Item 4 in Part A.

               The exclusive placement agent for the Master Trust is American Skandia Marketing  Incorporated ("ASM") which receives no compensation for acting in this capacity.

               PricewaterhouseCoopers  located at George Quay, P.O. Box 1283,  Dublin 2, Ireland,  has been selected as the independent certified public accounts of the Master Trust, providing audit services and assistance and consultation.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

               Not applicable.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

               This should be read in conjunction with Item 6(b) and 7 in Part A.

               Under the  Declaration  of Trust,  the Trustees are  authorized  to issue shares of  beneficial  interests in the Master
Trust.  Investors in each Portfolio of the Master Trust are entitled to participate  pro rata in  distributions  of income,  loss, gain and credit of that  Portfolio.  Upon  liquidation or  dissolution  of the Master Trust,  investors in a Portfolio are entitled to share pro rata in that  Portfolio's  net assets  available  for  distribution  to its  investors.  Investments  in the  Master  Trust have no preference,  pre-exemptive,  conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Trust may not be transferred.  No certificates are issued.

               Each investor is entitled to a vote, with respect to matters  effecting each of the Master Trust's series, in proportion to the amount of its  investment  in the Master  Trust.  Investors  in the  Master  Trust do not have  cumulative  voting  rights,  and investors  holding more than 50% of the aggregate  beneficial  interest in the Master Trust may elect all of the Trustees of the Master
Trust if they choose to do so and in such event the other  investors in the Master  Trust would not be able to elect any  Trustee.  The
Master Trust is not required to hold annual  meetings of investors  but the Master Trust will hold special  meetings of investors  when in the judgment of the Master  Trust's  Trustees it is necessary or desirable to submit  matters for an investor vote. The Trustees may elect to terminate the Trust or any Portfolio without a vote of the interestholders.

               Rule 18f-2 under the 1940 Act provides that any matter  required to be submitted under the provisions of the 1940 Act or applicable  state law or otherwise to the holders of the outstanding  voting  securities of an investment  company,  such as the Master
Trust,  with more than one  Portfolio  will not be deemed to have been  effectively  acted upon  unless  approved  by the  holders of a majority of the  outstanding  interests of each  Portfolio of the Master Trust  affected by such matter.  Rule 18f-2  further  provides that a  Portfolio  of the  Master  Trust  shall be deemed to be  affected  by a matter  unless it is clear  that the  interests  of the
Portfolio  in the matter are  identical  or that the matter does not affect any interest of the  Portfolio.  However,  the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

               This should be read in conjunction with Items 7 and 8 in Part A.

               (a)  PURCHASE  OF  SECURITIES.  Beneficial  interests  in the Master  Trust may be issued  solely in  private  placement transactions  which do not  involve  any  "public  offering"  within the  meaning of Section  4(2) of the 1933 Act.  This  registration statement does not constitute an offer to sell, or the  solicitation of an offer to buy, any "security"  within the meaning of the 1933
Act.

               SUSPENSION OF  REDEMPTIONS.  The right of redemption of interests of a Portfolio of the Master Trust may be suspended or the date of payment  postponed  (a) during any period when the New York Stock  Exchange is closed  (other  than  customary  weekend and holiday  closings),  (b) when trading in the markets the Portfolio  ordinarily  utilizes is restricted,  or when an emergency exists as determined by the Securities  and Exchange  Commission so that disposal of the  Portfolio's  investments  or  determination  of its net asset value is not  reasonably  practicable,  or (c) for such other periods as the Commission by order may permit to protect the Master
Trust's interestholders.

               PRICING OF SECURITIES.  Portfolio  securities,  including open short  positions and options written by the Master Trust, are valued at the last sale price on the  securities  exchange or national  securities  market on which such  securities  primarily are traded.  Securities not listed on an exchange or national  securities  market,  or securities in which there were no transactions,  are valued at the  average of the most recent bid and asked  prices,  except in the case of open short  positions  where the asked price is available.  Short-term  investments are carried at amortized cost, which  approximates  value. Any securities or other assets for which recent  market  quotations  are not  readily  available  are valued at fair value as  determined  in good faith by or under  procedures established  by the  Trustees.  Expenses and fees,  including  the  management  fee,  are accrued  daily and taken into account for the purpose of determining the net asset value of interests in each Portfolio of the Master Trust.

         Generally,  trading in foreign  securities,  as well as U.S.  Government  securities,  money market instruments and repurchase agreements,  is  substantially  completed each day at various times prior to the close of the Exchange.  The values of such  securities used in  computing  the net asset value of the shares of a  Portfolio  generally  are  determined  as of such  earlier  times.  Foreign currency  exchange rates are also generally  determined  prior to the close of the Exchange.  Occasionally,  events affecting the value of such  securities  and such  exchange  rates may occur  between the times at which they usually are  determined  and the close of the
Exchange.  If such extraordinary  events occur, their effects may not be reflected in the net asset value of a Portfolio  calculated as of the close of the Exchange on that day.

         Foreign  securities  are valued on the basis of quotations  from the primary  market in which they are traded.  All assets and liabilities  initially  expressed in foreign  currencies will be converted into U.S. dollars at an exchange rate quoted by a major bank that is a regular  participant in the foreign  exchange  market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

               NEW YORK STOCK EXCHANGE  CLOSINGS.  The holidays (as observed) on which the New York Stock Exchange is closed  currently are:  New Year's Day,  Martin  Luther King,  Jr. Day,  Presidents'  Day,  Good  Friday,  Memorial  Day,  Independence  Day,  Labor Day,
Thanksgiving and Christmas.

               (b)  FUND REORGANIZATIONS.  Not Applicable.

               (c)  OFFERING PRICE.  Not Applicable.

ITEM 19.  TAXATION OF THE MASTER TRUST.

               The Master Trust is organized as a trust under  Delaware law.  Management  of the Master Trust  believes that the Master
Trust qualified  through the fiscal year ended October 31, 2001 and for future fiscal years will continue  qualify as a partnership for
Federal  income tax purposes.  As such,  the Master Trust will not be subject to any income tax.  However,  each investor in the Master
Trust will be taxable on its share (as  determined in  accordance  with the  governing  instruments  of the Master Trust) of the Master
Trust's  ordinary  income and capital gain in determining  its income tax liability.  The  determination  of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

               The Master  Trust's  taxable  year-end is October 31,  2002.  Although  the Master  Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

               It is intended that the Master Trust's assets,  income and distributions  will be managed in such a way that an investor in the Master Trust will be able to satisfy the requirements of Subchapter M of the Code for  qualification  as a regulated  investment company, assuming that the investor invested all of its investable assets in the Master Trust.

               Investors  are advised to consult  their own tax  advisers as to the tax  consequences  of an  investment  in the Master
Trust.

ITEM 20.  UNDERWRITERS.

               The exclusive  placement  agent for the Master Trust is American  Skandia  Marketing,  Incorporated,  which  receives no compensation for serving in this capacity.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

               Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

                  Not applicable.  The financial statements for the Master Trust are not included for the period ended October 31,
2002 since as of such period ended the Master Trust had no assets or liabilities, including seed money.

Until September 27, 2002, the Portfolios pursued their investment objectives through a master/feeder structure, by offering their shares to their respective Feeder Funds.  On September 11, 2002, the Board of Directors of the Feeder determined that it would be in the best interest of the Feeder Funds to withdraw their net assets in-kind from their respective Portfolios, effective as of the close of business on September 27, 2002, and begin operating as separate stand-alone funds.  In addition, Skandia Advisor Funds, an exempted company incorporated with limited liability under the laws of the Cayman Islands withdrew its net assets in kind from the
Portfolios effective as of the close of business on June 30, 2002.

As a result of these in-kind transactions, the Portfolios' and the Master Trust no longer had assets or liabilities as of October 31,
2002.  Consequently, no financial statements are available.

For additional  information  regarding this  transaction,  please see the Annual Report to  Shareholders  for the Feeder for the period ended October 31, 2002 and its Notes to Financial Statements at page 172.

                                               AMERICAN SKANDIA MASTER TRUST

                                                 PART C. OTHER INFORMATION

ITEM 23.  EXHIBITS

        i      (a)(1) Certificate of Trust

        i      (a)(2) Agreement and Declaration of Trust

        vii    (b)    By-Laws

        v      (d)(1) Form  of  Investment   Management   Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT American Century International Growth Portfolio (#)

        i      (d)(2) Form  of  Investment   Management   Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT Janus Capital Growth Portfolio (#)

        i      (d)(3) Form  of  Investment   Management   Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT INVESCO Equity Income Portfolio (#)

        i      (d)(4) Form  of  Investment   Management   Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT PIMCO Total Return Bond Portfolio (#)

        vii    (d)(5) Form  of  Investment   Management   Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT Money Market Portfolio (#)

        v      (d)(6) Form of Sub-advisory  Agreement between American Skandia Investment  Services,  Incorporated and American Century
                      Investment Management, Inc. for ASMT American Century International Growth Portfolio (#)

        i      (d)(7) Form of Sub-advisory  Agreement  between American  Skandia  Investment  Services,  Incorporated and Janus Capital
                      Corporation for ASMT Janus Capital Growth Portfolio (#)

        i      (d)(8) Form of Sub-advisory  Agreement  between American  Skandia  Investment  Services,  Incorporated and INVESCO Trust
                      Company for ASMT INVESCO Equity Income Portfolio (#)

       ii      (d)(9) Amendment to Sub-advisory  Agreement between American Skandia Investment  Services,  Incorporated,  INVESCO Trust
                      Company and INVESCO Funds Group, Inc. for the ASMT INVESCO Equity Income Portfolio (#)

       v       (d)(10)Form  of  Sub-advisory  Agreement  between  American  Skandia  Investment  Services,   Incorporated  and  Pacific
                      Investment Management Company for ASMT PIMCO Total Return Bond Portfolio (#)

       vii     (d)(11)Form of Sub-advisory  Agreement  between American  Skandia  Investment  Services,  Incorporated and Wells Capital
                      Management, Inc. for ASMT Money Market Portfolio (#)

       iii     (f)    Form of Deferred Compensation Plan

        i      (g)(1) Form of Custody Agreement between Registrant and PNC Bank

        i      (g)(2) Form of Custody Agreement between Registrant and Morgan Stanley Trust Company

        ii     (g)(3) Form of Amendment to Custody Agreement between Registrant and PNC Bank

        vii    (g)(4) Form of Foreign Custody Manager Delegation Amendment

        iii    (g)(5) Form of Amendment to Custody Agreement between Registrant and PFPC Trust Company

        i      (h)    Administration Services Agreement

        i      (l)(1) Form of Share Purchase  Agreement between American Skandia  Marketing,  Incorporated and American Skandia Advisor
               Funds, Inc.

        i      (l)(2) Form of Share Purchase Agreement between American Skandia Marketing, Incorporated and Skandia Advisor Funds

        iii    (m)    Form of Rule 12b-1 Plan

       vi      (p)(1)      Form of Code of Ethics of Registrant pursuant to Rule 17j-1. (#)

       vi      (p)(2)      Form of Code of Ethics of American Skandia Investment Services, Incorporated. (#)

       vi      (p)(3)      Form of Code of Ethics of American Skandia Marketing, Incorporated. (#)

        v      (p)(4)      Form of Code of Ethics of American Century Investment Management, Inc. (#)

        v      (p)(5)      Form of Code of Ethics of Janus Capital Corporation. (#)

        v      (p)(6)      Form of Code of Ethics of INVESCO Funds Group, Inc. (#)

        vii    (p)(7)      Form of Code of Ethics of Pacific Investment Management Company. (#)

        vii    (p)(8)      Form of Code of Ethics of Wells Capital Management, Inc. (#)

               i      Filed as an exhibit to the initial Registration Statement of the Master Trust, which was filed on June 4, 1997.
               ii     Filed as an exhibit to Post-effective Amendment No. 2 of the Master Trust, which was filed on March 1, 1999.
               iii    Filed as an exhibit to Post-effective Amendment No. 3 of the Master Trust, which was filed on February 29, 2000.

               iv     Filed as an exhibit to American Skandia Advisor Funds,  Inc.'s  Post-effective  Amendment No. 13, which was filed on December 10, 2000.

               v      Filed as an exhibit to Post-effective Amendment No. 4 of the Master Trust, which was filed on March 1, 2001.

               vi     Filed as an exhibit to American Skandia Advisor Funds,  Inc.'s  Post-effective  Amendment No. 20, which was filed on March 1, 2002.

               vii    Filed as an exhibit to Post-effective Amendment No. 5 of the Master Trust, which was filed on March 1, 2002.
               #      These  agreements  and Codes of Ethics no longer are  applicable  as of the close of  business on  September  27,
               2002. At such time the Master Trust  investors,  certain  feeder funds in the  master-feeder  structure  that the Master
               Trust was part of,  withdrew  their  investments  in the  Master  Trust.  The  Master  Trust no has any  Portfolios  and
               investment managers.  These agreements expired as of the close of business on September 27, 2002.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER TRUST.

               Not applicable.

ITEM 25.  INDEMNIFICATION.

               Reference is made to Article IX of the Master  Trust's  Declaration of Trust filed as Exhibit 1(b) to the Master Trust's registration  statement  filed on June 4, 1997.  The  application  of these  provisions  is  limited by Article 10 of the  Registrant's
By-Laws filed as Exhibit 2 to the Master Trust's  registration  statement  filed on June 4, 1997 and by the following  undertaking  set forth in the rules promulgated by the Securities and Exchange Commission:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in such
        Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the registrant of expenses  incurred or paid by a trustee,  officer or  controlling  person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee,  officer or controlling person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of  appropriate  jurisdiction  the question  whether such  indemnification  by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

               Reference also is made to the Placement Agency Agreement filed as Exhibit 6 to the Registrant's  registration  statement filed on June 4, 1997.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

               See Item 6,  "Management,  Organization  and Capital  Structure of the Master Trust" in Part A and Item 15,  "Investment
Advisory  and Other  Services"  in Part B regarding  the  business of the  Investment  Manager.  For  information  as to the  business, profession,  vocation or employment of a substantial nature engaged in by ASISI or any of its respective  officers and directors during the past two years,  reference is made to Form ADV,  filed with the Securities and Exchange  Commission  under the Investment  Advisers
Act of 1940 by ASISI, incorporated by reference herein (SEC File No. 801-40532).

ITEM 27.  PRINCIPAL UNDERWRITERS.

               (a)    Not applicable.

               (b)    Set  forth  below is a list of each  executive  officer  and  director  of the  Placement  Agent.  The  principal business address of each such person is One Corporate Drive, Shelton, Connecticut 06484.

                                              POSITIONS AND OFFICES                       POSITIONS AND OFFICES
              NAME                            WITH THE PLACEMENT AGENT                       WITH REGISTRANT
              ----                            ------------------------                       ---------------
Patricia J. Abram                      Senior Vice President                          None

Lori Allen                             Vice President                                 None

Hollie Briggs                          Vice President                                 None

Robert Brinkman                        Senior Vice President                          None

Carl Cavaliere                         Vice President, Corporate Treasurer            None
                                       and Business Controller
Kathleen A. Chapman                    Corporate Secretary                            None

John W. Coleman                        Vice President                                 None

Lincoln R. Collins                     Senior Vice President, Chief                   None
                                       Operating Officer & Director
Timothy S. Cronin                      Vice President                                 None

Wade A. Dokken                         President & Chief Executive                    President
                                       Officer

Lisa Foote                             Senior Vice President                          None

Jacob Herschler                        Vice President                                 None

Thomas M. Mazzaferro                   Executive Vice President, Treasurer,           Trustee
                                       Corporate Controller, Chief Financial
                                       Officer & Director

Michael A. Murray                      Senior Vice President                          None

Carl E. Oberholtzer                    Vice President                                 None

David A. Pugliese                      Interim Chief Compliance Officer               None

Polly Rae                              Vice President                                 None

Rebecca Rae                            Senior Vice President                          None

Timothy A. Rogers                      Vice President                                 None

Hayward L. Sawyer                      Senior Vice President                          None

Guy Sullivan                           Vice President                                 None

Amanda C. Sutyak                       Vice President                                 None

Bayard F. Tracy                        Senior Vice President                          None

Scott H. Rothstein                     Vice President and Deputy General              None
                                       Counsel
Charles R. Shaw                        Vice President                                 None

Robert G. Whitcher                     Director                                       None

Kirk Wickman                           Senior Vice President and General              None
                                       Counsel

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

               Records regarding the Registrant's  securities  holdings are maintained at Registrant's  custodians,  PNC Bank,  Airport
Business Center,  International Court 2, 200 Stevens Drive,  Philadelphia,  Pennsylvania 19113 and JP Morgan Chase Bank, One Pierrepont
Plaza,  Brooklyn,  New York 11201.  Certain  records with respect to the  Registrant's  securities  transactions  are maintained at the offices of the various  sub-advisors  to the Registrant.  The  Registrant's  corporate  records are maintained at its offices at Ugland
House,  P.O. Box 309,  South Church Street,  George Town,  Grand Cayman,  Cayman  Islands,  BWI. The  Registrant's  financial  ledgers, similar  financial  records and records  regarding the Registrant's  shareholders  are maintained at the offices of its  Administrator,
PFPC, Inc. Ugland House, P.O. Box 309, South Church Street,  George Town, Grand Cayman,  Cayman Islands,  BWI and 103 Bellevue Parkway,
Wilmington, Delaware 19809.

ITEM 29.  MANAGEMENT SERVICES.

               Not Applicable.

ITEM 30.  UNDERTAKINGS.

               Master  Trust  hereby  undertakes  to call a meeting of  interestholders  for the purpose of voting upon the question of removal of a trustee or trustees when  requested in writing to do so by the holders of at least 10% of the Master  Trust's  outstanding shares of beneficial  interest and in  connection  with such meeting to comply with the  provisions of Section 16(c) of the  Investment
Company Act of 1940 relating to shareholder communications.

                                                        SIGNATURES

               Pursuant to the  requirements  of the Investment  Company Act of 1940, the Registrant has duly caused this  Registration
Statement to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the Town of Shelton and State of Connecticut,
on the 26th day of February, 2003.

                                            AMERICAN SKANDIA MASTER TRUST
                                            -----------------------------
                                              (Registrant)

                                            By:
                                                   /s/ Edward P. Macdonald
                                                   Edward P. Macdonald
                                                   Corporate Secretary